UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2016

BIND THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36072	56-2596148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Vassar Street, Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

(617) 491-3400

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

As previously disclosed, on May 1, 2016, BIND Therapeutics, Inc. (the “Company”) and one of its subsidiaries filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). On July 1, 2016, the Company entered into an asset purchase agreement (the “Stalking Horse Agreement”) with Pfizer, Inc. (the “Purchaser”), pursuant to which the Purchaser agreed to acquire substantially all of the assets and assume certain liabilities of the Company (the “Acquisition”) for an aggregate purchase price of $19.75 million. The material terms of the Stalking Horse Agreement were disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2016.

On July 26, 2016, after an auction held pursuant to Section 363 of the Bankruptcy Code, the Company amended the Stalking Horse Agreement (as amended, the “Agreement”) to, among other things, increase the purchase price of the Acquisition to $40 million, increase the number of the Company’s contracts that will be assigned to the Purchaser and assume additional liabilities. The Company expects that the Acquisition will close on or about August 1, 2016.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on May 2, 2016, the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying it that its securities would be delisted from Nasdaq due to the Company’s filing on May 1, 2016 for relief under Chapter 11 of the Bankruptcy Code (the “Delisting Determination”), and subsequently received additional notifications from Nasdaq that it was not in compliance with various other continued listing requirements under the Nasdaq Listing Rules. The Company appealed the Delisting Determination.

On July 28, 2016, the Company notified Nasdaq of its withdrawal from the appeals process and requested that the Company’s common stock be suspended from trading on The Nasdaq Global Select Market effective at the close of business on August 1, 2016.

On July 28, 2016, the Company received a letter from Nasdaq notifying it that its common stock will be delisted, with suspension of trading occurring effective at the opening of trading on August 1, 2016.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2016, the Board of Directors of the Company (the “Board”) (a) terminated Andrew Hirsch as President, Chief Executive Officer, principal financial officer and principal accounting officer of the Company and (b) appointed Geoffrey L. Berman as Chief Restructuring Officer of the Company, in each case, effective upon the closing of the Acquisition or the sale of substantially all of the Company’s assets to an overbidder.

In addition, on July 24, 2016, the Board appointed Geoffrey L. Berman as the sole director of the Company, effective upon entry of an order by the Bankruptcy Court confirming the Company’s plan of liquidation. On July 27, 2016, each of the Company’s current directors, Andrew Hirsch, Peter Barton Hutt, Robert Langer, Sc.D., Daniel Lynch, Charles Rowland, Jr., Eric Rowinsky, M.D. and Arthur Tzianabos, Ph.D., resigned as members of the Board and any Board committee or committees on which he serves, effective upon entry of an order by the Bankruptcy Court confirming the Company’s plan of liquidation. While serving as a non-employee director of the Company following the effectiveness of his termination as the Company’s President and Chief Executive Officer, Mr. Hirsch will be eligible for compensation under the Company’s non-employee director compensation program but will not receive an “initial award” (as the term is defined in the program) for his service.

Geoffrey L. Berman is Senior Managing Director of Development Specialists, Inc., a management consulting and financial advisory services firm. He served as the President of the American Bankruptcy Institute, an

association of bankruptcy professionals, from April 2011 to April 2012. The Company believes Mr. Berman is qualified to serve as a director due to his extensive experience in Chapter 11 case administration and corporate restructuring and liquidation.

Item 8.01. Other Events.

On July 25 and 26, 2016, the Company held an auction pursuant to Section 363 of the Bankruptcy Code at which Pfizer submitted the highest and best offer for the purchase of substantially all of the Company’s assets and the assumption of certain of its liabilities. NanoCarrier Co., Ltd. (“NanoCarrier”) was selected as the back-up bidder.

On July 27, 2016, the Bankruptcy Court, among other things, approved the Agreement and authorized the Company’s entry into and performance under the Agreement, approved NanoCarrier serving as the back-up bidder, and approved NanoCarrier’s entry into and performance under an asset purchase agreement with the Company in the event that the Purchaser is unable to consummate the Acquisition.

The Company expects that any cash distributions to stockholders as a result of the consummation of the Acquisition will be made pursuant to a plan of liquidation, which is expected to be confirmed by the Bankruptcy Court in September 2016. The Company anticipates that the first distribution to stockholders will occur in October 2016. The amount of any distribution to stockholders is subject to a number of variables including, without limitation: (a) any filed claims against the Company, which are due on August 30, 2016, (b) collection of accounts receivable, (c) the amount of claims against the Holdback (as such term is defined in the Agreement), and (d) payment of the Company’s expenses. As a result, the Company is unable to predict the amount of any cash distribution that stockholders may receive.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

2.1	Asset Purchase Agreement, dated as of July 1, 2016, by and among BIND Therapeutics, Inc. and Pfizer, Inc. (as amended on July 26, 2016) (Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.)

Forward-Looking Statements Disclaimer

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the anticipated timing of the closing of the Acquisition; the anticipated timing of the Bankruptcy Court’s confirmation of a plan of liquidation; and expectations regarding distributions to stockholders, including without limitation the amount and timing of any such distributions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the risk that the Acquisition may not be consummated in the timeframe the Company expects, or at all; the risk that the Company’s plan of liquidation may not be confirmed by the Bankruptcy Court in the timeframe the Company expects, or at all; and the risk that distributions to stockholders will not be made in the amount or timeframe the Company expects, or at all. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on May 10, 2016, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIND THERAPEUTICS, INC.

Date: July 28, 2016	By:	/s/ Andrew Hirsch
Andrew Hirsch
President and Chief Executive Officer

INDEX TO EXHIBITS

2.1	Asset Purchase Agreement, dated as of July 1, 2016, by and among BIND Therapeutics, Inc. and Pfizer, Inc. (as amended on July 26, 2016) (Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.)